Exhibit 99.1

DOLLAR TREE TO PRESENT AT THE 15th ANNUAL GOLDMAN SACHS GLOBAL RETAILING CONFERENCE

CHESAPEAKE, Va. – August 28, 2008 – Dollar Tree, Inc. (NASDAQ: DLTR), the nation's leading operator of single-price point dollar stores, will participate in the 15th Annual Goldman Sachs Global Retailing Conference being held on September 3 – 4, 2008, at the Marriott Marquis, New York, New York.  Dollar Tree’s presentation is scheduled for Thursday, September 4, at approximately 8:45 am EDT.  Bob Sasser, President and CEO, will discuss Dollar Tree’s business and growth plans.  A live audio-only web cast of the Company’s presentation at the Goldman Conference will be available on Dollar Tree’s web site, www.DollarTree.com/medialist.cfm.  A replay will be available within 24 hours of the presentation and can be accessed at the same location.  This replay will be available until midnight Wednesday September 10, 2008.

CONTACT:	Dollar Tree, Inc., Chesapeake
Timothy J. Reid
757-321-5284
www.DollarTree.com

Return to Form 8K